UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 11, 2004


                               EP MedSystems, Inc.
        (Exact name of small business issuer as specified in its charter)


                          New Jersey 0-28260 22-3212190
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)

                           575 Route 73 N. Building D
                          West Berlin, New Jersey 08091
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (856) 753-8533

                                 Not Applicable
          (Former name or former address, if changed since last report)

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


ITEM 12.              RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     EP MedSystems, Inc. hereby incorporates by reference the contents of its press release, dated March 11, 2004, regarding its financial results and certain highlights from its fourth quarter 2003 and year end results, furnished herewith as Exhibit 99.1.

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



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EP MedSystems, Inc.

Date: March 11, 2004                   By: /s/ Matthew C. Hill

                                       Matthew C. Hill
                                       Chief Financial Officer




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

EXHIBIT NO.                            DESCRIPTION
99.1
                                       Press release dated March 11, 2004
[GRAPHIC OMITTED][GRAPHIC OMITTED]



NASDAQ: EPMD                             For Further Information Contact:
                                        --------------------------------
FOR IMMEDIATE RELEASE                   Matthew C. Hill, CFO
                                         (856) 753-8533

                                         MKR Group, LLC
                                         Charles Messman, Todd Kehrli
                                         (626) 395-9500


         EP MEDSYSTEMS REPORTS 2003 FOURTH QUARTER AND YEAR-END RESULTS


              Fourth Quarter Sales Increased 48% Over Third Quarter


West Berlin, NJ (March 11, 2004)--EP MedSystems, Inc. (NASDAQ: EPMD), a market leader in electrophysiology products used to diagnose and treat certain types of cardiac rhythm disorders, today announced financial results for the fourth quarter and year ended December 31, 2003. Revenues for the fourth quarter were $3,206,000, representing a 48% increase over third quarter revenues, and a 10% increase over fourth quarter 2002 revenues. Loss from operations was $1,275,000 for the fourth quarter, an improvement of 17%, as compared to $1,540,000 for the same period in 2002. The basic and diluted loss per share was $0.05 for the fourth quarter and $0.08 for the comparable period in 2002.

Revenues for the full year of 2003 were $10,003,000, representing a 19% decrease from year earlier revenues. Revenue in 2002 included $1.25 million of revenue from a product line we no longer sell. The net loss for the year ended December 31, 2003 was $6,949,000, compared to $5,048,000 for the same period in 2002. The basic and diluted loss per share for the year ended December 31, 2003 was $0.38, and was $0.34 for the comparable period in 2002.

Reinhard Schmidt, President and CEO of EP MedSystems, Inc. commented, "2003 was a year of numerous product approvals, including the ViewMate(R) intracardiac ultrasound catheter imaging system, the integration of EP-WorkMate(R) Electrophysiology Workstation with our RPM(TM) Real-time Position Management(TM) navigation technology, and the pre-market supplement approval of the Company's ALERT(R) Companion II and ALERT family of internal cardioversion catheters. With these product approvals in hand, we began to invest in sales and marketing and expand our channel strategies around our EP-WorkMate(R) platform with Boston Scientific and recently announced Philips Medical agreement. In addition, we believe we have strengthened our balance sheet to provide capital necessary for an effective roll-out of these new products in 2004."

Mr. Schmidt further stated, "Our shortfall in revenue from the same period in 2002 was partially the result of discontinuing sales of x-ray machines, as we prepared to focus on our new products and a slow start in 2003 in the U.S. and Asia. I am very pleased with the 48% revenue growth from the third quarter to the fourth quarter supported by initial sales of the RPM(TM) and the ViewMate(R), and believe that our investment in sales and marketing is starting to pay off."


Mr. Schmidt concluded by stating, "We believe the major risks associated with product development and regulatory approvals are behind us. As we enter 2004, we have three new product platforms approved for sale, which we did not have at this time last year. With the approval of the EP-4 Stimulator, we have also added significant promise to our viable core WorkMate stimulator platform. Finally, we believe we are making significant progress in expanding channel strategy along with the appropriate investments in sales and marketing to drive revenue and achieve profitability."


The Company will discuss its fourth quarter and year end financial results on a conference call scheduled to take place today, March 11, 2004, at 4:30 p.m. EST. To participate, call (800) 374-0565 at least 10 minutes prior to the scheduled start time. When prompted, give the operator your name, firm name and phone number. The phone replay will be available for five business days following the call by dialing (800) 642-1687 and entering 5915068 when prompted for a code.

About EP MedSystems:

EP MedSystems develops and markets cardiac electrophysiology ("EP") products used to diagnose and treat certain cardiac rhythm disorders. The Company's EP product line includes the EP-WorkMate(R) Electrophysiology Workstation with RPM(TM) Real-time Position Management(TM) navigation technology, the EP-3(TM) Stimulator, diagnostic electrophysiology catheters and related disposable supplies, the ALERT(R) System and ALERT family of internal cardioversion catheters, the ViewMate(R) intracardiac ultrasound catheter imaging system and now the EP-4(TM) Computerized Cardiac Stimulator. EP MedSystems' major shareholders include Medtronic (NYSE: MDT), Boston Scientific Corporation (NYSE:
BSX), EGS Private Healthcare Partnership, and Cardiac Capital LLC. For more information, visit our Website at www.epmedsystems.com.


                               EP MEDSYSTEMS, INC.
                             SELECTED FINANCIAL DATA

                                                                              Years Ended
                                                                              December 31,
                                                          -----------------------------------------------------
          Income Statement Data                                     2003                         2002
                                                          -------------------------      ----------------------
          Net Sales                                                    $10,003,000                 $12,419,000
          Cost of products sold                                          4,763,000                   5,707,000
                                                          -------------------------      ----------------------
             Gross Profit                                                5,240,000                   6,712,000
          Operating expenses
             Sales and marketing                                         5,563,000                   4,975,000
             General and administrative                                  2,566,000                   2,604,000
            Research and development                                     2,566,000                   3,289,000
            Mortgage conversion
             Deferred offering costs                                       222,000                   1,119,000
                                                          -------------------------      ----------------------
               Loss from operations                                    (5,677,000)                 (5,275,000)

          Interest expense, net                                          (459,000)                   (211,000)
          Interest expense, debt conversion                            (1,000,000)                           -
          Change in valuation of warrants                                (211,000)                           -
          Income tax benefit                                               398,000                     438,000
                                                          -------------------------      ----------------------
             Net Loss                                                 $(6,949,000)                $(5,048,000)
                                                          =========================      ======================

          Basic and diluted loss per share                                 $(0.38)                     $(0.34)
                                                          =========================      ======================

          Weighted Average

          Shares Outstanding                                            18,378,450                  14,849,333

                                                          =========================      ======================

         Balance Sheet Data                              At December 31, 2003           At December 31, 2002
                                                       --------------------------      ------------------------
                                                       --------------------------      ------------------------
         Cash and cash equivalents and
         restricted cash                                             $12,249,000                    $2,013,000
         Working capital                                              12,543,000                     3,860,000
         Total assets                                                 21,661,000                    10,928,000
         Total liabilities                                            10,035,000                     9,225,000
         Shareholder's equity                                         11,626,000                     1,703,000

Forward Looking Statements:

This Release may contain certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions. Such forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, EP MedSystems' history of losses, uncertainty of market acceptance of our products and level of sales, uncertainty of future profitability and future liquidity needs; and risks regarding regulatory approvals and demand for new and existing products, as stated in the Company's Annual Report filed on Form 10-KSB and quarterly reports filed on Form 10-QSB.


EP MedSystems cautions investors and others to review the cautionary statements set forth in this press release and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the EP MedSystems' business and results of operations. Readers are cautioned not to place undue reliance on this press release and other forward-looking statements, which speak only as of the date of this release. EP MedSystems undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.